  As filed with the Securities and Exchange Commission on February 20, 1998.
                                               Registration No. 333-
-------------------------------------------------------------------------------
                   UNITED STATES SECURITIES & EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                                  THE ACT OF 1933
                              ------------------------
                      LABORATORY SPECIALISTS OF AMERICA, INC.
               (Exact Name of Registrant as Specified in its Charter)

          OKLAHOMA                                73-1451065
  (State or other jurisdiction      (I.R.S Employer Identification Number)
of incorporation or organization)

       101 PARK AVENUE, SUITE 810
        OKLAHOMA CITY, OKLAHOMA                           73102
(Address of principal executive offices)                (Zip Code)

        LABORATORY SPECIALISTS OF AMERICA, INC. 1994 STOCK OPTION PLAN
                              (Full Title of the Plan)

                                 MR. JOHN SIMONELLI
                              CHIEF EXECUTIVE OFFICER
                      LABORATORY SPECIALISTS OF AMERICA, INC.
                             101 PARK AVENUE, SUITE 810
                           OKLAHOMA CITY, OKLAHOMA 73102
                      (Name and Address of Agent For Service)

                                   (405) 232-9800
           (Telephone Number, Including Area Code, of Agent For Service)
                               ------------------------
                                     COPIES TO:
                             MR. MICHAEL E. DUNN, ESQ.
                               DUNN SWAN & CUNNINGHAM
                        2800 OKLAHOMA TOWER, 210 PARK AVENUE
                        OKLAHOMA CITY, OKLAHOMA  73102-5604
                                   (405) 235-8318
                               ------------------------
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                           Proposed Maximum  Proposed Maximum   Amount of
     Title of Securities      Amount to be  Offering Price  Aggregate Offering Registration
     to be Registered(1)       Registered    Per Share(2)        Price(2)         Fee(3)
-------------------------------------------------------------------------------------------
Common Stock, $.001 par value   425,000         $4.31          $1,831,750         $541
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock as a result of adjust in the number of securities issuable upon exercise of stock options by reason of anti-dilution provisions of the Laboratory Specialists of America, Inc. 1994 Stock Option Plan.
(2) The Offering Price has been estimated and the registration fee has been computed pursuant to Rule 457(c) on the basis of the average of the closing bid and asked prices of the Common Stock as quoted on the Nasdaq SmallCap Market on February 19, 1998, which was $4.31.
(3) Calculated pursuant to rule 457(h)(1) on the basis of the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq SmallCap Market on February 19, 1998.

                                       PART I

                   INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

                                   PLAN INFORMATION

     Laboratory Specialists of America, Inc. (the "Company") established the Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "Plan") in May 1994. The Plan was amended and restated on October 30, 1996. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

     The purpose of the Plan is to promote the interests of the Company by providing key employees, non-employee members of the Board of Directors, consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their proprietary interest in the Company as an incentive to remain in the service to the Company.

     The Plan provides for the grant of stock options ("Options"), including incentive stock options ("ISO Options") and nonincentive stock options ("NSO Options"), with or without stock appreciation rights ("SARs") to employees, non-employee directors, independent contractors and consultants of the Company. Under the provisions of the Plan, it is intended that ISO Options (with or without SARs) granted under the Plan qualify as options granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and entitled to the favorable tax consequences thereunder upon the grant and exercise of such ISO Options. The total number of shares of common stock, $.001 par value per share, of the Company (the "Common Stock") authorized and reserved for issuance by the Company under the Plan is 425,000. The Common Stock will be issued upon exercise of the Options granted pursuant to the Plan.

ELIGIBILITY AND ADMINISTRATION

     Options under the Plan may be granted only to persons ("Eligible Persons") who at the time of grant are directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries. Non-employee directors are not eligible to be granted ISO Options.

     Eligible Persons under the Plan may be divided into two groups, in which case there will be a separate administrator for each group. One group is to be comprised of Participants that are Affiliates. For purposes of the Plan, "Affiliates" is defined as all "officers" (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directors of the Company and all persons who own 10 percent or more of the Company's issued and outstanding equity securities.
Initially, the power to administer the Plan with respect to Participants who are Affiliates is vested with the Board. At any time the Board of Directors may vest the power to administer the Plan with respect to Eligible Persons who are Affiliates exclusively with a committee (the "Senior Committee") comprised of two or more non-employee directors (as defined in Rule 16b-3(3)(i) promulgated under the Exchange Act) which are appointed by the Board of Directors. The Senior Committee, in its sole discretion, may require approval of the Board for specific grants of Options. The administrator of all Eligible Persons who are not Affiliates
("Non-Affiliates") is vested exclusively with the Board. The Board may at any time, however, appoint a committee (the "Employee Committee") of two or more members of the Board and delegate to such Employee Committee the power to administer the Plan with respect to Non-Affiliates. In addition, the Board may establish an additional committee or committees of persons who are members of the Board and delegate to such other committee or committees the power to administer all or any portion of the Plan with respect to all or a portion of the Eligible Persons. Members of each and all committees administering all or any portion of the plan serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may at any time terminate all or a portion of the functions of the Senior Committee, the Employee Committee, or any other committee allowed under the Plan and reassume all or a portion of the powers and authority previously delegated to such committee. The Board, Employee Committee, Senior Committee, and/or any other committee allowed under the Plan, whichever is applicable, is referred to as the Plan Administrator.

     To the extent that granted ISO Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended. The maximum number of shares of stock for which employee-directors may be granted Options in any calendar year shall not exceed 25 percent of the aggregate number of shares of stock with respect to which Options may be granted under the Plan.

GRANT AND EXERCISE OF OPTIONS

     The terms and conditions of the Options granted to each participant will be set forth in the agreement evidencing the grant of such Options. Options may be granted by the Plan Administrator on the following terms and conditions. No Option shall be exercisable more than 10 years after the date of grant. Subject to such limitation, the Plan Administrator has the discretion to fix the period during which any Option may be exercised. Options granted are non-transferable except by will or by the laws of descent and distribution. Options are exercisable only by Eligible Persons while serving as a non-employee director of the Company or a subsidiary or while actively employed as an employee, an independent contractor or a consultant by the Company or a subsidiary, except that (i) any Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Eligible Person within 12 months after the death of such Eligible Person (but not beyond the option period of such Option), (ii) if any Eligible Person is terminated as a non-employee director, an employee, an independent contractor or any consultant of the Company or a subsidiary on account of retirement, such Eligible Persons may exercise any Option which is otherwise exercisable at any time within three months of such date of termination, or (iii) if an Eligible Person is terminated as a non-employee director, as an employee, an independent contractor or a consultant of the Company or a subsidiary on account of incurring a disability, such Eligible Person may exercise any Option which is otherwise exercisable at any time within 12 months of such date of termination.

     The Board, in its sole discretion, may permit an Eligible Person who is terminated as a non-employee director, an employee, an independent contractor or a consultant due to retirement or disability, or upon the occurrence of special circumstances (as determined by the Board), or the personal representative of a deceased Eligible Person to exercise and purchase (within three years of such termination) all or any part of the shares subject to Option on the date of termination.

     The exercise prices of Options are determined by the Plan Administrator, but in no event may such price be less than 85 percent of the fair market value of the stock on the date of grant.

STOCK APPRECIATION RIGHTS

     The Plan Administrator of each administrative group may also grant SARs to Eligible Persons in connection with Options granted under the Plan. SARs terminate at such time as the Plan Administrator determines and are exercisable only upon the exercise of the related Option.

     Upon the exercise of an SAR, the holder is entitled to receive the excess amount of the fair market value of the Stock, as of the date of exercise, for which the SAR is exercised over the exercise price of the Option. The Eligible Person may request the method and combination of payment upon the exercise of a SAR; however, the Board has the final authority to determine whether the SAR shall be paid in cash or shares of stock or both. An amount equal to the income tax resulting to the Company on the exercise of the SAR is required to be paid to the Company at the time of exercise by the Eligible Person who exercises.

STOCK OPTIONS

     The Plan Administrators may grant ISO Options to employees of the Company and any of its subsidiaries. The option price for shares subject to an ISO Option is determined by the Plan Administrator, but in no event shall the ISO Option exercise price be less than the fair market value of the stock on the date of grant of the ISO Option. ISO Options will not be granted to any management employee, if immediately before the grant of an ISO Option, such employee owns 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the ISO Option exercise price is at least 110 percent of the fair market value of the stock subject to the ISO Option, and such ISO Option is not exercisable after the expiration of five years from the date such ISO Option is granted.

     Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Option grant provides. The Option exercise price of the Common Stock is determined by the Plan Administrator, provided such exercise price may not be less than 85 percent (100 percent for ISO Options) of the fair market value of the shares on the date of grant of the Option. However, if a participant owns more than 10 percent of the total combined voting power of all classes of capital stock of the Company, the exercise price of ISO Options may not be less than 110 percent of the fair market value of the Common Stock on the date of the grant, and such ISO Options cannot be exercised five years after the grant. The aggregate fair market value of the Common Stock with respect to which ISO Options are initially exercisable by any participant in any calendar year may not exceed $100,000. The fair market value of a share of the Common Stock is determined by averaging the closing high bid and low asked quotations for such share on the date of grant of the option. Upon the exercise of an Option, the Option price must be paid in full, in cash or in Common Stock or a combination of cash and Common Stock in the event that the purchase is pursuant to exercise of rights under an SAR which is attached to an Option and which is exercisable on the date of exercise of the Option. Subject to the Plan Administrator's approval, upon exercise of an Option with an SAR attached, a participant may receive cash, shares of Common Stock or a combination of both in an amount or having a fair market value equal to the excess of the fair market value, on the date of exercise, of the shares for which the Option and SAR are exercised over the Option exercise price.

     Options granted under the Plan may not be exercised under any circumstances 10 years from the date of grant. Subject to the foregoing, Options are exercisable only by participants who are directors, actively employed as employees, independent contractors or consultants by the Company or a subsidiary of the Company (employees only for ISO Options), except that Options may, with the consent of the Plan Administrator, be exercised at any time within three years after the participant's retirement, death, disability or the occurrence of other special circumstances as determined by the Plan Administrator, but in no event beyond the expiration date of the Option. If a participant's services as a director, employment as an employee, independent contractor or a consultant by the Company or its subsidiary terminates for any reason other than death, disability or retirement, any Option granted to such participant immediately terminates, unless permitted to be exercised by the Plan Administrator in its sole discretion. No Option under the Plan may be granted after June 30, 2005. Options are not transferable except by will or by the laws of descent and distribution.

TERMINATION AND AMENDMENT

     The Plan will terminate on June 30, 2005. The Plan may be altered, changed, modified, amended or terminated by written amendment approved by the Board of Directors of the Company; provided, that no action of the Board of Directors may, without the approval of the shareholders, increase the total amount of Common Stock which may be purchased under Options granted under the Plan; withdraw the administration of the Plan from the Plan Administrator; amend or alter the Option exercise price of Common Stock under the Plan; change the manner of computing the spread payable by the Company to a participant upon the exercise of an SAR; or amend the Plan in any other manner which would impair the applicability of the exemption afforded by Exchange Act Rule 16b-3 to the Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any Option theretofore granted under the Plan without the consent of the participant.

FEDERAL INCOME TAX CONSEQUENCES

     No tax obligation will arise for the participant or the Company upon the granting of Options under the Plan. Upon exercise of a NSO Option, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the shares of Common Stock acquired over the exercise price of the Option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant if, only in the case of employees, the Company deducts and withholds appropriate income taxes. Any additional gain or loss realized by a participant on disposition of such Option shares generally will be capital gain or loss to the participant and will not result in any additional tax deduction to the Company.

     Upon the exercise of an ISO Option, a participant will not recognize taxable income. The recognition of income and gain is deferred until the participant sells the shares of Common Stock acquired pursuant to exercise of the ISO Option. If the participant does not dispose of the shares of Common Stock within two years from the date the ISO Option was granted and within one year after the exercise of the ISO Option, and the ISO Option is exercised no later than three months after the termination of the participant's employment, the gain on sale will be treated as long-term capital gain. The Company is not entitled to any tax deduction in respect of the exercise of an ISO Option, however, if the Option shares are not held for the full term of the holding period described above, the Options will retroactively lose their qualification as ISO Options (i.e., become NSO Options), the gain on the sale of such shares, being the lesser of (a) the fair market value of the shares on the date of exercise minus the Option price, or (b) the amount realized on disposition minus the Option exercise price, will be taxed to the participant as ordinary income and the Company may be entitled to a deduction in the same amount. Any additional gain or loss realized by a participant upon disposition of the shares of Common Stock acquired pursuant to exercise of the Option prior to the expiration of the full term of the holding period described above, generally will be capital gain or loss to the participant and will not result in a tax deduction to the Company. The "spread" upon exercise of an ISO Option constitutes a tax preference item for purposes of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to a participant may be affected by the imposition of such tax if applicable to the participant's individual circumstances.

                                ADDITIONAL INFORMATION

     Additional information regarding the Plan and its administration may be obtained by calling the Company's office at (405) 232-9800 or by writing to Laboratory Specialists of America, Inc., 101 Park Avenue, Suite 810, Oklahoma City, Oklahoma, Attention: Larry E. Howell.

     The Company has filed the Registration Statement on Form S-8 (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the securities offered by the Company under the Plan. As permitted by the rules and regulations of the Commission, this Registration Statement incorporates certain documents which constitute under Rule 428(a)(1) promulgated under the 1933 Act a prospectus that meets the requirements of Section 10(a) of the 1933 Act. The statements contained in the Registration Statement as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the Registration Statement and each such statement is qualified in all respects by such reference. Furthermore, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") as a "small business issuer" as defined under Regulation S-B promulgated under the 1933 Act. In accordance with the 1934 Act, the Company files reports, proxy and other information statements with the Commission (File No. 33-25701). All such reports, proxy and other information statements will be provided without charge to the participants in the Plan. The Registration Statement, such reports, proxy and other information statements can be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Section of the Commission in the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto and such reports, proxy and other information statements may be obtained from the Commission at such offices, upon payment of prescribed rates. In addition, the Registration Statements and exhibits and such reports, proxy and other information statements made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov. The Registration Statement, all exhibits thereto and amendments thereof and all other documents incorporated by reference have been filed with the Commission through EDGAR. The Company will provide without charge to each participant in the Plan, upon written or oral request, a copy of any information incorporated by reference herein. Such requests should be directed to Laboratory Specialists of America, Inc. at 101 Park Avenue, Suite 810, Oklahoma City, Oklahoma 73102, telephone: (405) 232-9800.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) the Prospectus, dated September 9, 1997, of the Company filed with the Commission pursuant to Rule 424(b) and in conjunction with the Company's Registration Statement on Form SB-2 (No. 333-30997), as declared effective by the Commission on September 9, 1997;

     (b) the Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Commission on April 22, 1997; the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, filed with the Commission on May 9, 1997; the Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, filed with the Commission on August 12, 1997; the Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, filed with the Commission on November 7, 1997; the report on Form 8-K, filed with the Commission on March 3, 1997, the report on Form 8-K filed with the Commission on April 9, 1997; the amendment to report on Form 8-K filed with the Commission on May 13, 1997;

     (c) the Company's Registration Statement on Form 8-A, as filed with the Commission on November 4, 1994.

     (d) the Company's Certificate of Incorporation filed as Exhibit 3.1 to Registration Statement on Form SB-2 (Registration No. 33-82058-D) as filed with the Central Regional Office of the Commission on July 28, 1994; and

     (e) the Company's Bylaws filed as Exhibit 3.2 to Registration Statement on Form SB-2 (Registration No. 33-82058-D) as filed with the Central Regional Office of the Commission on July 28, 1994.

Furthermore, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of each such document or report.

ITEM 4.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 1031 of the Oklahoma General Corporation Act permits (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein) authorize indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonable incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

     These provisions my be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

     4.1 Form of certificate of the common stock is incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Company's Registration Statement on Form SB-2 (No. 33-82058-D), as filed with the Central Regional Office of the Commission on September 1, 1994.

     4.2  Laboratory Specialists of America, Inc. 1994 Stock Option Plan.

     5.1 Opinion of Dunn Swan & Cunningham, A Professional Corporation, counsel to the Company.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Deloitte & Touche LLP.

     23.3 Consent of Dunn Swan & Cunningham.

     24.1 Power of Attorney of John Simonelli.

     24.2 Power of Attorney of Larry E. Howell.

     24.3 Power of Attorney of Arthur R. Peterson, Jr.

     24.4 Power of Attorney of Robert A. Gardebled, Jr.

     24.5 Power of Attorney of Jerome P. Welch.

     24.6 Power of Attorney of Michael E. Dunn.

ITEM 9.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) RULE 430A.

          Insofar as indemnification for liabilities arising under the Securities Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma, on this 18th day of February, 1998.

                              LABORATORY SPECIALISTS OF AMERICA, INC.
                              (Registrant)


                              By: /S/LARRY E. HOWELL
                                  ---------------------------------------------
                                     Larry E. Howell, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                        TITLE                    DATE
     ---------                        -----                    ----

/S/JOHN SIMONELLI             Chairman of the Board, Chief     February 18, 1998
----------------------------  Executive Officer, Secretary
  John Simonelli              and Director


/S/LARRY E. HOWELL            President and Chief Operating    February 18, 1998
----------------------------  Officer and Director
  Larry E. Howell


/S/ARTHUR R. PETERSON, JR.    Treasurer and Director           February 18, 1998
----------------------------
  Arthur R. Peterson, Jr.


/S/ROBERT A. GARDEBLED, JR.   Director                         February 18, 1998
----------------------------
  Robert A. Gardebled, Jr.


/S/MICHAEL E. DUNN            Director                         February 18, 1998
----------------------------
  Michael E. Dunn


/S/JEROME P. WELCH            Director                         February 18, 1998
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  Jerome P. Welch


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